UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019 (April 29, 2019)

Owl Rock Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2017 (the “Original Closing Date”), ORCC II Financing LLC and OR Lending II LLC (collectively, the “Subsidiaries”), each a Delaware limited liability company and a wholly-owned subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility”).  Parties to the SPV Asset Facility include the Subsidiaries, as Borrowers, and the lenders from time to time parties thereto (the “Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Cortland Capital Market Services LLC as Collateral Custodian.

On April 29, 2019, the parties to the SPV Asset Facility amended and restated the SPV Asset Facility and the related transaction documents (the “April 2019 SPV Asset Facility Amendment”) which increased the maximum principal amount of the SPV Asset Facility from $500,000,000 to $750,000,000 and made certain other changes, including dividing the loans under the SPV Asset Facility into two separate classes, Class A, the existing $500,000,000 commitment and Class B, the new $250,000,000 commitments.  The terms of the two classes of loans are generally the same, for example they have the same interest rate and maturity date, but differ with respect to certain make-whole payments, minimum spread payments, unused commitment fees, consent rights and other terms.

On the Original Closing Date, in connection with the SPV Asset Facility, the Company entered into a Non-Recourse Carveout Guaranty Agreement with State Street Bank and Trust Company, on behalf of certain secured parties, and Goldman Sachs Bank USA.  Pursuant to the Non-Recourse Carveout Guaranty Agreement, the Company is guaranteeing certain losses, damages, costs, expenses, liabilities, claims and other obligations incurred in connection with certain instances of fraud or bad faith misrepresentation, material encumbrances of certain collateral, misappropriation of certain funds, certain transfers of assets, and the bad faith or willful breach of certain provisions of the SPV Asset Facility.  As part of the April 2019 SPV Asset Facility Amendment, the Non-Recourse Carveout Guarantee Agreement was amended and restated to reflect the increased potential financial obligation of the Company resulting from the increased maximum principal amount of the SPV Asset Facility.

Item 2.03 — Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07 — Submission of Matters to a Vote of Security Holders.

Owl Rock Capital Corporation II (the “Company”) held its Annual Meeting of Shareholders on April 29, 2019 and submitted two matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1. Shareholders elected three members of the board of directors of the Company, each to serve until the 2022 annual meeting of Shareholders and until their successors are duly elected and qualified Directors. The following votes were taken in connection with this proposal:

Name	For	Against	Abstain	Broker Non-Votes
Edward D’Alelio	5,388,307	84,290	162,351	24,830,103
Alan Kirshenbaum	5,484,371	50,284	100,293	24,830,103
Craig W. Packer	5,482,717	51,937	100,294	24,830,103

2. Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 based on the following votes:

For	Against	Abstain	Broker Non-Votes
30,385,492	9,560	69,999	N/A

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

10.1        Second Amended and Restated Credit Agreement, dated as of April 29, 2019, among ORCC II Financing LLC and OR Lending II LLC, as borrowers, the Lenders referred to in the Credit Agreement, Goldman Sachs Bank USA, as administrative agent, State Street Bank and Trust Company, as collateral administrator and collateral agent and Cortland Capital Market Services LLC, as collateral custodian

10.2        Second Amended and Restated Non-Recourse Carveout Guaranty Agreement, dated as of April 29, 2019, by the Company in favor of State Street Bank and Trust Company, on behalf of certain secured parties, and Goldman Sachs Bank USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

April 30, 2019	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum Chief Operating Officer and Chief Financial Officer